Exhibit 99.1

News Release

Contacts:

At InSight:

Kip Hallman

President & CEO

Keith S. Kelson

Executive Vice President & CFO

(949) 282-6000

INSIGHT HEALTH SERVICES HOLDINGS CORP.

REPORTS RESULTS FOR THE FIRST QUARTER FISCAL 2009

LAKE FOREST, Calif. … November 13, 2008 … InSight Health Services Holdings Corp. (“InSight”) (OTCBB: ISGT) today announced its financial results for the first quarter ended September 30, 2008.

Upon its emergence from chapter 11, InSight adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7. The adoption of fresh-start reporting results in InSight becoming a new entity for financial reporting purposes. Accordingly, InSight’s condensed consolidated financial statements on or after August 1, 2007 are not comparable to InSight’s condensed consolidated financial statements prior to that date. The adoption of fresh-start reporting primarily affected depreciation and amortization and interest expense in the condensed consolidated statements of operations. The accompanying condensed consolidated statements of operations for the three months ended September 30, 2007 combine the results of operations for the one month ended July 31, 2007 of the predecessor entity and the two months ended September 30, 2007 of the successor entity. The combined results of operations are then compared with three months ended September 30, 2008.

InSight believes the combined results of operations for the three months ended September 30, 2007 provide management and investors with a more meaningful perspective of InSight’s financial performance and operating trends than if it did not combine the results of operations of the predecessor entity and the successor entity in this manner. Similarly, InSight combines the financial results of the predecessor entity and the successor entity when discussing sources and uses of cash for the three months ended September 30, 2007.

Revenues decreased approximately 6.9% from approximately $67.8 million for the three months ended September 30, 2007, to approximately $63.1 million for the three months ended September 30, 2008.  Revenues from our fixed operations decreased approximately 9.2% from approximately $43.2 million for the three months ended September 30, 2007, to approximately $39.2 million for the three months ended September 30, 2008.  Revenues from our mobile operations decreased approximately 2.9% from approximately $24.6 million for the three months ended September 30, 2007, to approximately $23.9 million for the three months ended September 30, 2008.

Net cash provided by operating activities was approximately $3.0 million for the three months ended September 30, 2008 and resulted primarily from our net loss (approximately $7.2 million) before non-cash charges (approximately $12.3 million), partially offset by changes in certain assets and liabilities (approximately $2.0 million).  Non-cash charges primarily include (1) depreciation and amortization (approximately $12.6 million) and (2) amortization of bond discount (approximately $1.3 million), partially offset by non-cash income of (1) gain on sales of centers (approximately $0.4 million) and (2) gain on purchase of notes payable (approximately $1.2 million).  The changes in certain assets and liabilities primarily consist of a decrease in accounts payable and accrued expenses (approximately $3.3 million) offset by a decrease in accounts receivables, net (approximately $1.0 million).

At September 30, 2008, InSight had approximately $28.1 million in cash, cash equivalents and restricted cash (including approximately $8.1 million that was subject to the lien for the benefit of the senior secured floating rate notes), and approximately $20.8 million of availability under its revolving credit facility, based on its borrowing base.  At September 30, 2008, there were no outstanding borrowings under the credit facility; however, there were letters of credit of approximately $2.2 million outstanding under the credit facility of which approximately $0.3 million are cash collateralized.

Adjusted EBITDA decreased approximately 15.7% from approximately $14.0 million for the three months ended September 30, 2007, to approximately $11.8 million for the three months ended September 30, 2008.  Adjusted EBITDA increased 29.7% from approximately $9.1 million for the three months ended June 30, 2008; however, Adjusted EBITDA for three months ended June 30, 2008 was negatively affected by severance charges of $2.1 million.  Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization, excluding gain on sales of centers, reorganization items, net and gain on purchase of notes payable.

Adjusted EBITDA has been included because InSight believes that it is a useful tool for it and its investors to measure its ability to provide cash flows to meet debt service, capital projects and working capital requirements. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States. InSight presents the discussion of Adjusted EBITDA because covenants in the agreements governing its material indebtedness contain ratios based on this measure. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.

Safe Harbor

The foregoing contains forward-looking statements regarding InSight. They reflect InSight’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to InSight’s operations and business environment which may cause the actual results of InSight to be materially different from any future results, express or implied by such forward-looking statements. InSight intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) InSight’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in InSight’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) conditions within the healthcare environment; (vi) the potential for rapid and significant changes in technology and their effect on InSight’s operations; (vii) operating, legal, governmental and regulatory risks; and (viii) economic (including financial and capital market conditions), political and competitive forces affecting InSight’s business.

About InSight

InSight, headquartered in Lake Forest, California, is a provider of diagnostic imaging services through a network of fixed-site centers and mobile facilities. InSight serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. As of September 30, 2008, InSight’s network consists of 76 fixed-site centers and 109 mobile facilities.

For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Three Months Ended
	September 30,
	2008	2007
	(Successor)	(Combined)
	(unaudited)

REVENUES:
Contract services	$28,881	$30,312
Patient services	34,204	37,440
Total revenues	63,085	67,752

COSTS OF OPERATIONS:
Costs of services	42,092	45,229
Provision for doubtful accounts	1,042	1,232
Equipment leases	2,887	2,296
Depreciation and amortization	12,591	14,507
Total costs of operations	58,612	63,264

Gross profit	4,473	4,488

CORPORATE OPERATING EXPENSES	(5,898)	(5,445)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	612	437

INTEREST EXPENSE, net	(7,867)	(9,171)

GAIN ON SALES OF CENTERS	440	—

GAIN ON PURCHASE OF NOTES PAYABLE	1,246	—

Loss before reorganization items and income taxes	(6,994)	(9,691)

REORGANIZATION ITEMS, net	—	198,998

(Loss) income before income taxes	(6,994)	189,307

PROVISION FOR INCOME TAXES	235	966

Net (loss) income	$(7,229)	$188,341

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Three Months Ended
	September 30,
	2008	2007
	(Successor)	(Combined)
	(unaudited)

OPERATING ACTIVITIES:
Net (loss) income	$(7,229)	$188,341
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Cash used for reorganization items	—	6,810
Noncash reorganization items	—	(207,025)
Depreciation and amortization	12,591	14,507
Amortization of bond discount	1,311	790
Amortization of deferred financing costs	—	145
Share-based compensation	18	—
Equity in earnings of unconsolidated partnerships	(612)	(437)
Distributions from unconsolidated partnerships	512	662
Gain on sales of centers	(440)	—
Gain on purchase of notes payable	(1,246)	—
Deferred income taxes	60	780
Cash (used in) provided by changes in operating assets and liabilities:
Trade accounts receivables, net	1,039	427
Other current assets	250	905
Accounts payable and other accrued expenses	(3,269)	(3,979)
Net cash provided by operating activities before reorganization items	2,985	1,926

Cash used for reorganization items	—	(6,810)
Net cash provided by (used in) operating activities	2,985	(4,884)

INVESTING ACTIVITIES:
Proceeds from sales of centers	1,620	—
Additions to property and equipment	(3,616)	(2,206)
Increase in restricted cash	(9)	—
Other	(316)	76
Net cash used in investing activities	(2,321)	(2,130)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(531)	(1,379)
Purchase of notes payable	(1,129)	—
Principal (payments) borrowings on credit facility	—	(5,000)
Proceeds from issuance of notes payable	—	12,768
Other	—	49
Net cash (used in) provided by financing activities	(1,660)	6,438

DECREASE IN CASH AND CASH EQUIVALENTS:	(996)	(576)
Cash, beginning of period	21,002	20,832
Cash, end of period	$20,006	$20,256

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

(Amounts in thousands)

	Three Months Ended
	September 30,
	2008	2007
	(Successor)	(Combined)
	(unaudited)

Net cash provided by (used in) operating activities	$2,985	$(4,884)
Cash used for reorganization items	—	7,846
Provision for income taxes	235	966
Interest expense, net	7,867	9,171
Amortization of bond discount	(1,311)	(790)
Share-based compensation	(18)	—
Amortization of deferred financing costs	—	(145)
Equity in earnings of unconsolidated partnerships	612	437
Distributions from unconsolidated partnerships	(512)	(662)
Net change in operating assets and liabilities	1,980	2,828
Net change in deferred income taxes	(60)	(780)

Adjusted EBITDA	$11,778	$13,987

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET INFORMATION

(Amounts in thousands)

	Successor	Successor
	September 30,	June 30,
	2008	2008
	(unaudited)

Cash and cash equivalents	$20,006	$21,002
Trade accounts receivables, net	33,455	34,494
Property and equipment, net	103,954	113,684
Cash, restricted	8,081	8,072
Other intangible assets, net	23,980	24,370
Total assets	204,802	217,691
Accounts payable and accrued expenses	29,630	33,121
Notes payable, including current maturities	294,207	295,348
Capital leases, including current maturities	5,949	6,374
Total stockholders’ deficit	(138,326)	(130,712)